UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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electroCore, Inc.

(Name of Registrant as Specified In Its Charter)

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ELECTROCORE, INC.

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

SUPPLEMENT TO PROXY STATEMENT

RELATING TO ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 12, 2020

This proxy statement supplement should be read together with the definitive proxy statement (the “Proxy Statement”) of electroCore, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 27, 2020 in connection with the Company’s 2020 annual meeting of shareholders (the “Annual Meeting”) to be held on June 12, 2020.

The purpose of this filing is to update the information contained in the Proxy Statement relating to the “broker non-vote” rules and voting requirements regarding Proposal 4: To authorize the Board, in its sole discretion, to file amendments to the Company’s Certificate of Incorporation to (i) effect a one-time reverse stock split of the Common Stock at a ratio of 1 share-for-5 shares up to a ratio of 1 share-for-20 shares, which ratio will be selected by the Board in its sole discretion, and (ii) in conjunction therewith to reduce the number of authorized shares of Common Stock available for issuance from 500 million shares to 200 million shares (“Proposal 4”). The Proxy Statement indicated that Proposal 4 was a “non-routine” item and that, therefore, a broker does not have the discretion to vote uninterested shares on Proposal 4. Proposal 4 is in fact a “routine” matter and therefore a broker who has not received the instructions from its clients will have the discretion to vote its clients’ uninstructed shares on Proposal 4. Accordingly, the Company is hereby revising the information in the Proxy Statement to state that, in addition to Proposal 3 (the ratification of the Company’s independent registered public accounting firm), Proposal 4 is a “routine” proposal for which there will be no broker non-votes because a broker will be permitted to exercise its discretion to vote uninstructed shares on Proposal 4.

Except as specifically supplemented by the information contained above, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Proxy Statement supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

CHANGES TO PROXY STATEMENT

The following sections on pages 2 through 7 (Questions and Answers About These Proxy Materials and Voting) and page 33 (Proposal 4) of the Proxy Statement are accordingly amended and restated as follows:

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares on matters other than Proposal 3 for the ratification of KPMG LLP as the Company’s independent auditors and Proposal 4 which is the Reverse Split Proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals, votes “For,” “For all,” “Against” and any broker non-votes and abstentions. For each of Proposals 1, 2, and 5, broker non-votes will have no effect and will not be counted toward the vote total for the director nominees. For Proposals 3 and 4, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on a significant matter, the broker or nominee cannot vote the shares under Nasdaq rules. These unvoted shares are counted as “broker non-votes.” Proposal 3, the ratification of KPMG as independent auditors, and Proposal 4, the Reverse Split Proposal, are considered routine matters, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the Declassification Amendments must receive the affirmative vote of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Therefore, this proposal will be approved if the number of votes cast “For” approval of such proposal constitutes at least two-thirds of the outstanding shares of Common Stock. This means that if you abstain from voting on this proposal, your vote will have the same effect as a vote against this proposal. Broker non-votes will also have the same effect as votes against the proposal.

Regarding Proposal 2, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For,” “For all,” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 3, the ratification of KPMG as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

To be approved, Proposal 4, the Reverse Split Proposal, must receive “For” votes from a majority of the outstanding Common Stock entitled to vote thereon, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

To be approved, Proposal 5, the approval pursuant to Nasdaq Listing Rule 5635(d) of the issuance of more than 19.99% of the Company’s issued and outstanding shares of Common Stock pursuant to the Purchase Agreement with Lincoln Park, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

Proposal 4: Required Vote

To be approved, Proposal 4, the Reverse Split Proposal, must receive “For” votes from a majority of the outstanding Common Stock entitled to vote thereon and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.